UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     February 27, 2024

       Southern First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

                  South Carolina

(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

6 Verdae Boulevard, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

                      (864) 679-9000

(Registrant’s telephone number, including area code)

    100 Verdae Boulevard, Suite 100, Greenville, SC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SFST	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 26, 2024, D. Andrew Borrmann, Chief Financial Officer of Southern First Bancshares, Inc. (the “Company”) and Southern First Bank (the “Bank” and together with the Company, the “Employer”), notified the Employer that he is resigning from his roles with the Employer, effective March 29, 2024.

Mr. Borrmann added, “I am proud to have been part of this great company and leave with mixed emotions: excited about the opportunity in front of me, but very sad to leave Southern First’s outstanding team. I am proud of the work we did through a dynamic period, and I am fully confident that the Company has a strong future, winning great relationships throughout its footprint.”

“We will miss Andy and appreciate his leadership and partnership over the last year,” said Art Seaver, Chief Executive Officer. “We are excited for Andy in his new opportunity and are grateful for the friendship that continues.”

Brief Biography for D. Andrew Borrmann

Mr. Borrmann has served as Southern First’s executive vice president and chief financial officer since April 2023. He was previously employed with Colony Bank where he served most recently as Chief Financial Officer and Chief Strategy Officer. He was with Colony Bank since it merged with SouthCrest Bank in 2021 where he served as Chief Financial Officer since 2011. Mr. Borrmann is a 1996 graduate of Arizona State University with a degree in Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/ R. Arthur Seaver, Jr.
Name:	R. Arthur Seaver, Jr.
Title:	Chief Executive Officer

February 27, 2024